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                                                                  EXHIBIT 10.1.2


                                 AMENDMENT NO. 1

                EASYLINK SERVICES CORPORATION 4O1(k) SAVINGS PLAN


The Plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended effective as of January 1. 2000:


By striking the paragraph that begins, "If any amount remains unpaid..." from the LOANS TO PARTICIPANTS SECTION of Article V and by substituting the following:

      If any payment of principal and interest, or any portion thereof, remains unpaid for more than 90 days after due, the ban shall be in default. For purposes of Code Section 72(p), the Participant shall then be treated as having received a deemed distribution regardless of whether or not a distributable event has occurred.


By adding the following to the paragraph that begins, "Upon default, the Plan has the right to pursue..." in the LOANS TO PARTICIPANTS SECTION of Article V:

      The entire principal balance whether or not otherwise then due, along with accrued interest, shall became immediately due and payable without demand or notice, and subject to collection or satisfaction by any lawful means, including specifically, but not limited to, the right to enforce the claim against the security pledged and to execute upon the collateral as allowed by law.


By striking the paragraph that begins, "If any payment of principal or interest or any other amount due... from the LOANS TO PARTICIPANTS SECTION of Article V in its entirety.


By inserting the following as the third paragraph under subparagraph (a) in the OPTIONAL FORMS OF DISTRIBUTION SECTION of Article VI:

      If the Plan is amended to eliminate or restrict an optional form of distribution and the Plan provides a single sum distribution form that is otherwise identical to the optional form of distribution eliminated or restricted, the amendment shall not apply to any distribution with an Annuity Starting Date earlier than the first day of the second Plan Year following the Plan Year in which the amendment is adopted.


By striking the first sentence of subparagraph (d) Special Rule for Profit Sharing Plans in the ELECTION PROCEDURES SECTION of Article VI and substituting the following:

      This subparagraph (d) applies if the Plan is not a direct or indirect transferee after December 31, 1984, of a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan which is subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417.

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By striking subparagraph (a)(3) of the DISTRIBUTION REQUIREMENTS SECTION of
Article VII and substituting the following:

         (3) With respect to distributions under the Plan made on or after June 14, 2001, for calendar years beginning on or after January 1, 2001 the Plan will apply the minimum distribution requirements of Code
              Section 401(a)(9) in accordance with the regulations under Code
              Section 401 (a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to June 14, 2001, are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions era required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made toe Participant for 2001 prior to June 14, 2001, are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. These provisions shall continue in effect until the last calendar year beginning before the effective date of final regulations under Code Section 401 (a119) or such other date as may be published by the Internal Revenue Service.


By striking the phrase, "or eliminate an optional form of distribution with respect to benefits attributable to service before the amendment" from the second paragraph of the AMENDMENTS SECTION of Article X.


By striking the phrase, `or eliminating an optional form of benefit from the third paragraph of the AMENDMENTS SECTION of Article X.


By re-lettering items (a) arid (b) in AMENDMENTS SECTION of Article X as items
(c) and (d), respectively.


By inserting the following immediately following the third paragraph of the AMENDMENTS SECTION of Article X:

      No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit with respect to benefits attributable to service before the amendment except as provided in the MERGERS AND DIRECT TRANSFERS SECTION of this article and below:

      (a) The Plan is amended to eliminate or restrict the ability of a Participant to receive payment of his Account balance under a particular optional form of benefit and the amendment satisfies the condition in (1) and the Plan satisfies the condition in (2) below:

           (1) The amendment provides a single sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.


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           (2)  The Plan provides that the amendment shall not apply to any distribution with an Annuity Starting Date earlier than the earlier of:

                (i) the 90th day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the ERISA requirements at 29 CFR 2520.104b-3 relating to a summary of material modifications, or

                (ii) the first day of the second Plan Year following the Plan
                     Year in which the amendment is adopted.

      (b) The Plan is amended to eliminate or restrict in-kind distributions and the conditions in Q&A 2(b)(2)(iii) in section 1.411(d)-4 of the regulations are met.


By striking the last two paragraphs from the MERGERS AND DIRECT TRANSFERS SECTION of Article X and substituting the following:

      Unless a transfer of assets to the Plan is an elective transfer as described below, the Plan shall apply the optional forms of benefit protections described in the AMENDMENTS SECTION of this article to all transferred assets.

      A Participants protected benefits may be eliminated upon transfer between qualified defined contribution plans if the conditions in Q&A 3(b)(1) in section 1.411(d)-4 of the regulations are met. The transfer must meet all of the other applicable qualification requirements.

      A Participants protected benefits may be eliminated upon transfer between qualified plans (both defined benefit and defined contribution) if the conditions in Q&A 3(c)(1) in section 1.411(d)-4 of the regulations are met. Beginning January 1, 2002, if the Participant is eligible to receive an immediate distribution of his entire nonforfeitable accrued benefit in a single sum distribution that would consist entirely of an eligible rollover distribution under Code Section 401(a)(31), such transfer will be accomplished as a direct rollover under Code Section 401(a)(31). The rules applicable to distributions under the plan would apply to the transfer, but the transfer would not be treated as a distribution for purposes of the minimum distribution requirements of Code Section 401 (a)(9).


By inserting the following as new sections after the ADP/ACP Testing Section of the Operational History Addendum attached to the Plan:

      DISTRIBUTION REQUIREMENTS (MINIMUM DISTRIBUTIONS)

      a)   The plan will apply the minimum distribution requirements of Code
           Section 401 (a)(9) in accordance with the 2001 Proposed Regulations for distributions made on or after June 14, 2001, for calendar years beginning on or after January 1, 2001 unless otherwise specified below.


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                i)     ?These provisions will be applied for distributions made
                       on or after ________, ____ for calendar years beginning on or after January 1, 2001. Such date shall be substituted for June 14, 2001, in the applicable provisions of the Plan.

                (ii) ?These provisions will be applied for all distributions made for calendar years beginning on or after January 1, 2001.

                (iii) ?These provisions will be applied for all distributions made for calendar years beginning on or after January 1, 2002. These provisions will not be applied for distributions made for the 2001 calendar year.

      COMPENSATION DEFINITION (QUALIFIED TRANSPORTATION FRINGE BENEFITS)

      a) Amounts excludable from the gross income of the Employee by reason of Code Section 132(f)(4) shall not be included in any definition of Compensation for years beginning before January 1, 2001, unless otherwise specified below.

                i) ?Such amounts shall be included for years beginning January 1, ______. (Must be 1998, 1999, or 2000)


This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein. All other provisions of the Plan remain unchanged and controlling.

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in affect on the day before he became an Inactive Participant.

Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment. The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.


Signed this ______________ day of ___________________________________________


                                        EasyLink Services Corporation

                                        By    ______________________________


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